SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Prime Retail, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies: 10.5% Series A Senior Cumulative Preferred Stock, 8.5% Series B Cumulative Participanting Preferred Stock and Common Stock
	(2)	Aggregate number of securities to which transaction applies: 2,300,000, 7,828,215 and 43,577,916, respectively
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
$18.400, $8.169 and $0.170, respectively

	(4)	Proposed maximum aggregate value of transaction: $115,514,000
	(5)	Total fee paid: $9,345
☒	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

        Prime Retail, Inc. ("Prime Retail") issued a press release on November 4, 2003 announcing another adjournment of the special meeting of stockholders until November 18, 2003. Prime Retail also prepared a letter dated November 4, 2003 for distribution to certain of its series A preferred stockholders who had not voted as of the date of the letter reminding such holders of the special meeting and that it was important to vote their shares at such meeting. A copy of the press release and a copy of the letter follow the following notice.

INVESTOR NOTICE

        Prime Retail has filed with the Securities and Exchange Commission (the "SEC") a proxy statement and other relevant documents concerning the proposed sale of Prime Retail. Investors of Prime Retail are urged to read the proxy statement and any other relevant documents filed with the SEC because they contain important information. Investors can obtain the documents free of charge at the website maintained by the SEC at www.sec.gov. In addition, investors may obtain documents filed with the SEC by Prime Retail free of charge by accessing the Company's website at www.primeretail.com or by requesting such documents in writing from Prime Retail, Inc., 100 East Pratt Street, 19th Floor, Baltimore, Maryland 21202 or by telephone at (410) 234-0782.

        Prime Retail, its directors and executive officers and certain of Prime Retail's employees may be deemed to be participants in the solicitation of proxies from the stockholders of Prime Retail in connection with the proposed sale of Prime Retail. These participants may have interests in the proposed sale of Prime Retail, if consummated, including interests resulting from holding equity interests in Prime Retail or its operating partnership. Information about the interests of directors and executive officers of Prime Retail and their ownership of securities of Prime Retail is set forth in the proxy statement.

        Investors should read the proxy statement carefully before making any voting or investment decisions.

PRESS RELEASE DATED NOVEMBER 4, 2003

FOR IMMEDIATE RELEASE	FOR MORE INFORMATION CALL Prime Retail, Inc.:
November 4, 2003	Investors:	Robert A. Brvenik President and Chief Financial Officer (410) 234-1750
	Media:	Steven A. Sless Director—Public Relations (410) 234-8333

PRIME RETAIL ANNOUNCES ANOTHER ADJOURNMENT OF SPECIAL MEETING
OF STOCKHOLDERS UNTIL NOVEMBER 18, 2003

        BALTIMORE—Prime Retail, Inc. ("Prime Retail" or the "Company") (OTC Bulletin Board: PMRE, PMREP, PMREO) announced today that its special meeting of stockholders (the "Special Meeting") held on Thursday, October 30, 2003, in Baltimore, Maryland, which had been adjourned to November 4, 2003, has been adjourned again until Tuesday, November 18, 2003, 4:00 p.m., at 100 East Pratt Street, Baltimore, Maryland, to provide stockholders with additional time to cast their vote on the proposal to sell the Company. Before the last adjournment of the Special Meeting, the common stockholders approved an amendment to the Company's charter to reduce the required vote of the common stockholders to approve a merger from two-thirds to a majority. The record date for the Special Meeting remains September 23, 2003.

        Commenting on today's announcement, Prime Retail's Chief Executive Officer and Chairman of the Board Glenn D. Reschke said, "I urge every shareholder, regardless of the number of shares they own, to vote as soon as possible on this important proposal." Mr. Reschke added that shareholders should contact Prime Retail at (410) 234-1750 or (410) 234-8333 with any questions or assistance in voting their shares.

        The proposal to approve the sale of the Company to an affiliate of The Lightstone Group, LLC by means of a merger (the "Merger") must be approved by the affirmative vote of the holders of at least two-thirds of the outstanding shares of our series A preferred stock and series B preferred stock, each voting separately as a class, and a majority of the outstanding shares of our common stock, voting separately as a class.

        As of November 4, 2003, the percentage of outstanding shares which had been voted by proxy or otherwise unvoted with respect to the proposal to sell the Company was as follows:

	For	Against	Abstain	Unvoted
Series A Preferred Stock	63.49%	29.05%	0.26%	7.20%
Series B Preferred Stock	78.76%	0.97%	0.20%	20.07%
Common Stock	57.55%	10.45%	0.44%	31.56%

        The foregoing percentages are subject to change because, among other things, proxies may be revoked at, or before, the Special Meeting when reconvened.

        Prime Retail is a self-administered, self-managed real estate investment trust engaged in the ownership, leasing, marketing and management of outlet centers throughout the United States. Prime Retail currently owns and/or manages 36 outlet centers totaling approximately 10.2 million square feet of GLA. Prime Retail also owns 154,000 square feet of office space. Prime Retail has been an owner, operator and a developer of outlet centers since 1988. For additional information, visit Prime Retail's website at www.primeretail.com.

        Some of the statements contained herein which are not statements of historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect management's current views with respect to future events and financial performance. The words "believes," "expects," "anticipates," "estimates" and similar words or expressions are generally intended to identify forward-looking statements. Actual results may differ materially from those expected because of various risks and uncertainties, including, but not limited to, changes in general economic conditions, adverse changes in real estate markets as well as other risks and uncertainties included from time to time in the Company's filings with the Securities and Exchange Commission. Prime Retail accepts no responsibility for updating forward-looking statements.

INVESTOR NOTICE

        Prime Retail has filed with the SEC a proxy statement and other relevant documents concerning the Merger. Investors of Prime Retail are urged to read the proxy statement and any other relevant documents filed with the SEC because they will contain important information. You will be able to obtain the documents free of charge at the website maintained by the SEC at www.sec.gov. In addition, you may obtain documents filed with the SEC by Prime Retail free of charge by accessing the Company's website at www.primeretail.com or by requesting such documents in writing from Prime Retail, Inc., 100 East Pratt Street, 19th Floor, Baltimore, Maryland 21202 or by telephone at (410) 234-0782.

        Prime Retail, its directors and executive officers and certain of Prime Retail's employees may be deemed to be participants in the solicitation of proxies from the stockholders of Prime Retail in connection with the Merger. These participants may have interests in the Merger, if consummated, including interests resulting from holding equity interests in Prime Retail or its operating partnership. Information about the interests of directors and executive officers of Prime Retail and their ownership of securities of Prime Retail is set forth in the proxy statement.

        Investors should read the proxy statement carefully before making any voting or investment decisions.

LETTER TO CERTAIN SERIES A PREFERRED STOCKHOLDERS DATED NOVEMBER 4, 2003

PRIME RETAIL, INC.
100 East Pratt Street
19th Floor
Baltimore, Maryland 21202

PLEASE VOTE NOW!

November 4, 2003

Dear Prime Retail Series A Preferred Stockholder:

        Prime Retail, Inc. announced today that its special meeting of stockholders (the "Special Meeting") has been adjourned until Tuesday, November 18, 2003, 4:00 p.m., at 100 East Pratt Street, Baltimore, Maryland, to provide stockholders with additional time to cast their vote on the proposal to sell the Company to an affiliate of The Lightstone Group, LLC (the "Merger"). The record date for the Special Meeting remains September 23, 2003.

        If the Merger is approved by each of the three classes of shareholders of Prime Retail, each holder of our series A preferred stock will receive cash in the amount of $18.40 per share. This represents a 88% premium over the average closing price of $9.79 for the month of June, 2003, the calendar month preceding the announcement of the Merger. Additionally, no commission will be charged for the sale of your shares.

OUR RECORDS INDICATE YOUR VOTE HAS NOT YET BEEN RECEIVED NO MATTER THE SIZE OF YOUR SHAREHOLDINGS PLEASE TAKE A MOMENT RIGHT NOW TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THIS IMPORTANT MEETING

PLEASE VOTE YOUR SHARES TODAY

        The Board of Directors has determined that the Merger is in the best interests of the stockholders of Prime Retail, Inc. and recommends that you vote "FOR" the proposal to approve the Merger. ISS, an independent proxy review firm, has also recommended that you vote "FOR" the Merger.

        Please vote by Telephone or by Internet Today pursuant to the instructions enclosed. REMEMBER—EVERY SHARE AND EVERY VOTE COUNTS! Alternatively, you may sign, date and mail your proxy card in the envelope provided.

        If you have any questions, please call MacKenzie Partners, Inc., toll-free at (800) 322-2885 or collect at (212) 929-5500.

        Thank you in advance for voting promptly.

                        Sincerely,

                        /s/ Glenn D. Reschke
                        Glenn D. Reschke
                         Chief Executive Officer and
                        Chairman of the Board of Directors